SOLES, HEYN & COMPANY

Accountants and Consultants

July 9, 2018

U.S. Securities and Exchange Commission

Office of the Chief Accountant
100F Street Northeast
Washington, DC 20549-2000

RE: Spyr, Inc.

File No.33-20111

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated July 9, 2018 for Spyr, Inc. ("the Registrant") and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Soles, Heyn & Company, LLP
Soles, Heyn & Company, LLP

120 S. Olive Ave., Suite 501, W. Palm Beach, FL 33401 | Phone: 561-429-6625 | Fax: 1-888-726-9029
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